Exhibit 10.19.2

Execution Version

When Recorded, Mail To:

Attn: DJ Land Manager

1625 Broadway, Suite 2200

Denver, CO 80202

AMENDMENT 01

TO

THAT CERTAIN

SECOND AMENDED AND RESTATED

FRESH WATER SERVICES AGREEMENT

NORTHERN COLORADO

CONTRACT NUMBER: SJNC02-FW

This AMENDMENT 01 (this “Amendment”) shall be effective as among Noble Energy, Inc., a Delaware corporation (the “Producer”) and San Juan River DevCo LP, a Delaware limited partnership, together with its permitted successors and assigns (“Midstream Co”) as of September 1, 2016 (the “Amendment Effective Date”). This Amendment modifies that certain Second Amended and Restated Fresh Water Services Agreement, effective as of March 31, 2016 (the “Agreement”), which has been given contract number SJNC02-FW and is comprised of (i) that certain Second Amended and Restated Agreement Terms and Conditions Relating to Fresh Water Services (the “Agreement Terms and Conditions”), last updated March 31, 2016, together with (ii) that certain Second Amended and Restated Agreement Addendum 02 (the “Agreement Addendum”), effective as of March 31, 2016. The Agreement Terms and Conditions, the Agreement Addendum 02 and this Amendment shall constitute one contract and shall be the Agreement of the Parties.

WHEREAS, capitalized terms used herein have the meanings assigned to such terms in the Agreement Terms and Conditions.

WHEREAS, Section 17.5 of the Agreement (which appears in the Agreement Terms and Conditions) permits the Parties to amend provisions of the Agreement relating to fees by a written agreement that is executed by all Parties and is expressly identified as an amendment or modification.

WHEREAS, the Parties agree and acknowledge that amendments to the Agreement Terms and Conditions set forth herein constitute an amendment only to the Agreement and not to any other agreement in respect of fresh water services to which Producer is a party.

WHEREAS, pursuant to the definition of “Services” Midstream Co is only required to accept a volume of Fresh Water at all Receipt Points on an Individual System that does not exceed the capacity then available in the applicable Individual System and Producer’s Fresh Water requirements in Northern Colorado exceed the capacity currently available on the Individual System servicing Northern Colorado.

WHEREAS, Producer has requested and Midstream Co has agreed to expand the Individual System by adding a new Retention Facility, and Midstream Co has contracted with a Third Party vendor to finance and construct such facility for Midstream Co’s use in satisfying Producer’s demand.

WHEREAS, Producer and Midstream Co also desire to correct an error in certain specifications set out in Section 7.1(a) of the Agreement Terms and Conditions.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein and the mutual agreements in the Agreement, Midstream Co and Producer hereby agree as follows:

1. Amendments.

1.1 Section 1.1 of the Agreement (which appears in the Agreement Terms and Conditions) is hereby amended by inserting the following definitions in alphabetical order:

“Commitment Period” means the period from the date that operations at Starlight Pond commence until the fifth anniversary thereof.

“Excused Amount” means the sum of the following, stated in Barrels: (i) if Starlight Pond is not ready to accept deliveries of and store Fresh Water by September 1, 2016, then 30,000 Barrels for each Day, beginning on September 2, 2016, when Starlight Pond is not in service or is otherwise unavailable to store Fresh Water until Starlight Pond is placed in service and available to store Fresh Water, and (ii) if during the Commitment Period, the number of Unavailable Days exceeds an aggregate of more than 60 Days, the product of (A) 10,000,000 Barrels less the amount determined pursuant to clause (i) of this definition, and (B) a fraction, the numerator of which is equal to the number of Unavailable Days during the Commitment Period in excess of 60 Days, and the denominator of which is equal to the total number of Days in the Commitment Period.

“Shortfall Amount” has the meaning set forth in Section 6.1(b).

“Shortfall Payment” has the meaning set forth in Section 6.1(b).

“Starlight Pond” has the meaning agreed by the Parties in writing.

“Starlight Pond Fee” means the fee calculated as described in clause (iv) of Section 6.1(a).

“Starlight Pond Rate” means the Monthly rate for providing Services at the Starlight Pond, as set forth opposite the heading “Starlight Pond Rate” on the applicable Midstream Agreement Addendum.

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Second Amended and Restated Fresh Water Services Agreement

San Juan River Fresh Water Agreement

SJNC02-FW

“Unavailable Day” means any Day on which Starlight Pond is not in service or is otherwise unavailable to store Fresh Water, other than due to any normal and routine maintenance, repair, or modification projects for which Midstream Co provided Producer with at least 30 Days’ advance notice or any event of Force Majeure.

1.2 Section 2.4(b)(iv) of the Agreement (which appears in the Agreement Terms and Conditions) is amended and restated in its entirety to read: “(iv) Reserved.”.

1.3 Section 1.1 of the Agreement (which appears in the Agreement Terms and Conditions) is hereby amended by amending and restating the following defined terms in their entirety to read as follows:

“Facility Segment” means each segment of an Individual System comprised of facilities that can be operated independently of other Facility Segments. For example, a Facility Segment may begin at a Receipt Point and end at a Retention Facility, begin at a Retention Facility and end at a Delivery Point or have another configuration. If an Individual System does not contain any such distinct segment, then the term Facility Segment shall be synonymous with Individual System.

“Individual Fee” means the aggregate of the Individual First Phase Fee, the Individual Second Phase Fee and the Starlight Pond Fee; provided that for purposes of the annual escalation in the Individual Fee described in Section 6.2(b), such term shall not include any Reimbursed Amount.

“Individual System” means the portion of the System beginning at the Receipt Points and ending at the Delivery Points. The Individual Systems in existence on the Effective Date are more particularly described in writing between Producer and Midstream Co. Additional Individual Systems may be added to the System from time to time in satisfaction of the needs identified by Producer and evidenced in writing between Producer and Midstream Co.

1.4 Section 3.1(e) of the Agreement (which appears in the Agreement Terms and Conditions) is hereby amended by deleting the sentence that reads as follows “In the sole discretion of each Person serving as a Midstream Co under a Midstream Agreement Addendum, such Midstream Co may work with any other Midstream Co to prepare and deliver a System Plan jointly.” and inserting in place thereof the following sentence: “Midstream Co may, in its sole discretion, work with OpCo or any of OpCo’s subsidiaries to prepare and deliver a System Plan jointly with such other entity or entities.”

1.5 Section 6.1 of the Agreement (which appears in the Agreement Terms and Conditions) is hereby amended and restated in its entirety to read as follows:

Section 6.1 Fees.

(a) Payment of Fees. Producer shall pay Midstream Co in accordance with the terms of this Agreement, for each Month in which Midstream Co provides Services with respect to the Fresh Water within an Individual System that is subject to this Agreement, an amount equal to the sum of (i) the product of (x) the aggregate quantity of such Fresh

Amendment 01 – Page 3

Second Amended and Restated Fresh Water Services Agreement

San Juan River Fresh Water Agreement

SJNC02-FW

Water, stated in Barrels, delivered to Producer by Midstream Co at the applicable Internal Transfer Point for such Fresh Water within the applicable Individual System during such Month, multiplied by (y) the applicable Individual First Phase Rate, (ii) the Individual Second Phase Fee, if any, applicable to Second Phase Services performed within the Dedication Area, (iii) an amount equal to Producer’s allocated portion of the actual costs incurred by Midstream Co for electricity required to provide Services, such allocation to be based upon the aggregate volumes of Fresh Water received by Midstream Co, and (iv) the product of (x) the aggregate quantity of such Fresh Water, stated in Barrels, extracted from Starlight Pond for the account of Producer during such Month, multiplied by (y) the applicable Starlight Pond Rate corresponding to the cumulative volumes of Fresh Water extracted from the Starlight Pond by Midstream Co (whether for the account of Producer or a Third Party) since the first date Services are provided at the Starlight Pond.

(b) Minimum Volume to Starlight Pond. If the aggregate quantity of Fresh Water, stated in Barrels, extracted from Starlight Pond for the account of Producer and Third Parties during the Commitment Period is equal to or less than 10,000,000 Barrels, then Midstream Co shall include on an invoice delivered to Producer within 60 days of the termination of the Commitment Period, and Producer shall pay Midstream Co in accordance with the payment provisions of Article X, an amount equal to the product of (i) an amount equal to (x) 10,000,000 Barrels, minus (y) the aggregate quantity of Fresh Water, stated in Barrels, extracted from Starlight Pond by Midstream Co for the account of Producer and Third Parties, minus (z) the Excused Amount (the amount determined pursuant to this clause (i), the “Shortfall Amount”), multiplied by (ii) the Starlight Pond Rate that would have applied had the Shortfall Amount actually been extracted from Starlight Pond by Midstream Co for the account of Producer (the “Shortfall Payment”). Upon receipt of such Shortfall Payment, Midstream Co shall credit the Shortfall Payment against any Starlight Pond Fees that would otherwise be owed by Producer to Midstream Co pursuant to Section 6.1(a) during the two-year period beginning on the expiration of the Commitment Period and ending on the earlier of (1) the date that such credit has been exhausted and (2) the expiration of such two-year period. During such time, Midstream Co shall continue to prepare and deliver invoices to Producer as required by Article X, except that such invoices shall show (1) the amount due and owing from Producer for the applicable Invoice Month, (2) how much of the amount due under the applicable invoice has been set off against the Shortfall Payment, and (3) how much of the Shortfall Payment remains to be credited back to Producer.

1.6 Section 6.3 of the Agreement (which appears in the Agreement Terms and Conditions) is hereby amended and restated in its entirety to read as follows:

Section 6.3 Producer, at its sole cost and expense, shall procure all fuel used by Midstream Co, if any, required to operate the Individual System or to generate electricity for the operation of the Individual System and arrange for transportation of such fuel to the Individual System.

Amendment 01 – Page 4

Second Amended and Restated Fresh Water Services Agreement

San Juan River Fresh Water Agreement

SJNC02-FW

1.7 The last row of the chart in Section 7.1(a) of the Agreement (which appears in the Agreement Terms and Conditions) is hereby amended and restated in its entirety to read as follows:

Particulate Size	100 nominal micron	100 nominal micron

1.8 Section 8.1 of the Agreement (which appears in the Agreement Terms and Conditions) is hereby amended and restated in its entirety to read as follows:

Section 8.1 Term. The term of this Agreement commenced on January 1, 2015, which is the original effective date of the Parties’ agreement regarding the matters set forth herein, and this Agreement remain in effect until January 1, 2030 (the “Initial Term”) and thereafter on a Year to Year basis until terminated by Midstream Co or Producer effective upon the expiration of the Initial Term or the expiration of any Year thereafter upon notice no less than 90 Days prior to the expiration of the Initial Term or the expiration of any Year thereafter (such period of time, the “Term”). Notwithstanding the foregoing, (a) with respect to the OpCo Agreement Addendum only, this Agreement shall continue for so long as any Original Midstream Co remains a Party under any Midstream Agreement Addendum then in effect and shall automatically terminate at such time as no Original Midstream Co remains a Party to any Midstream Agreement Addendum, and (b) if title to all or any portion of the Individual System is transferred to Timbro Land and Cattle Company, LLC pursuant to the Commercial Water Sales Contract, dated October 10, 2012, between Timbro Land and Cattle Company, LLC and Noble Energy, Inc., then this Agreement shall automatically terminate effective as of the date such title transfers.

1.9 The following specifications regarding a “Starlight Pond Rate” shall be added to Agreement Addendum immediately following the specifications for “Individual Second Phase Fee”:

Starlight Pond Rate

Cumulative volumes of Fresh Water extracted from the

Starlight Pond by Midstream Co (whether for the

account of Producer or a Third Party) since the first

date Services are provided at the Starlight Pond

Starlight Pond Rate
	Up to and including 3,000,000 Barrels	$1.05/ Barrel
	3,000,001 to 10,000,000 Barrels	$0.32/ Barrel
	Greater than 10,000,000 Barrels	$0.21/ Barrel

2. Clarification Regarding Second Phase Services. Midstream Co shall have the option to deliver Fresh Water through an Internal Transfer Point as described in the definition of “Services” in the Agreement (which appears in the Agreement Terms and Conditions) or directly to a Delivery Point without transporting Fresh Water through an Internal Transfer Point. The Individual Second Phase Fee shall be equal to zero for any Fresh Water that Midstream Co elects to deliver directly to a Delivery Point without passing through an Internal Transfer Point.

Amendment 01 – Page 5

Second Amended and Restated Fresh Water Services Agreement

San Juan River Fresh Water Agreement

SJNC02-FW

3. Records. Midstream Co shall keep records of the cumulative volumes of Fresh Water extracted from the Starlight Pond (whether for the account of Producer or a Third Party) since the first date Services are provided at the Starlight Pond, and Producer’s audit rights under the Agreement (which appear in the Agreement Terms and Conditions) shall extend to such records.

4. Confidentiality. Pursuant to Section 17.11 of the Agreement (which appears in the Agreement Terms and Conditions), the Parties have agreed to treat the information exchanged in connection with and the provisions of the Agreement as confidential. In addition, confidential treatment has been requested with the Securities and Exchange Commission for the pricing terms of the Agreement, and the Parties agree to take appropriate measures to abide by the requirements imposed by the Securities and Exchange Commission to preserve such confidential treatment, if granted.

5. Confirmation. The provisions of the Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment. No provision of the Agreement is amended or otherwise modified hereby, except as expressly stated herein.

6. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party to the Agreement, nor constitute a waiver of any provision of the Agreement. On and after the Amendment Effective Date, this Amendment shall for all purposes constitute a part of the Agreement.

7. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State, excluding any conflicts of law rule or principle that might refer construction of such provisions to the laws of another jurisdiction.

(Signature Pages follow)

Amendment 01 – Page 6

Second Amended and Restated Fresh Water Services Agreement

San Juan River Fresh Water Agreement

SJNC02-FW

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Agreement in duplicate originals to be effective as of the Amendment Effective Date.

“Producer”

NOBLE ENERGY, INC.

By:	/s/ Gary W. Willingham
Gary W. Willingham
Executive Vice President

STATE OF TEXAS	)
) ss.
COUNTY OF HARRIS	)

The foregoing instrument was acknowledged before me this 29th day of August 2016, by Gary W. Willingham as Executive Vice President of Noble Energy, Inc., a Delaware corporation.

WITNESS my hand and official seal.

My commission expires: 05/05/2018

/s/ Joanne Garner
Notary Public

Amendment 01 – Signature Page 1

Second Amended and Restated Fresh Water Services Agreement

San Juan River Fresh Water Agreement

SJNC02-FW

“Midstream Co”
SAN JUAN RIVER DEVCO LP

By: San Juan River DevCo GP LLC
By: Noble Midstream Services, LLC

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

STATE OF TEXAS	)
) ss.
COUNTY OF HARRIS	)

The foregoing instrument was acknowledged before me this 25th day of August 2016, by Terry R. Gerhart as Chief Executive Officer of Noble Midstream Services, LLC, which is the sole member of San Juan River DevCo GP LLC, which is the general partner of San Juan River DevCo LP, a Delaware limited partnership.

WITNESS my hand and official seal.

My commission expires: 05/05/2018

/s/ Joanne Garner
Notary Public

Amendment 01 – Signature Page 2

Second Amended and Restated Fresh Water Services Agreement

San Juan River Fresh Water Agreement

SJNC02-FW